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                                  EXHIBIT 99.1

PRESS RELEASE                                       FOR IMMEDIATE RELEASE
                                                    ---------------------
                                                    Contact:  Burton G. Dunlap
                                                    Telephone:  (316) 383-8404


                               WFS BANCORP, INC.
                        THIRD QUARTER OPERATING RESULTS


     Wichita, Kansas (July 22, 1996) Burton G. Dunlap, CEO of WFS Bancorp, Inc. ("Company"), announced today the Third Quarter Consolidated Operating results of 1996. The Company is the holding company of its wholly owned subsidiary, Wichita Federal Savings and Loan Association. The savings and loan association is the primary source of consolidated net income, providing financial services through its four offices in the Wichita, Kansas market.

     Net income was $671,000 and $1.5 million for the quarter and nine months ended June 30, 1996. This compares to net income of $50,000 and $944,000 for the same periods last year, respectively. Consolidated earnings per share
(EPS) for the quarter and nine-months ended June 30, 1996 were $0.43 and $0.96, respectively, as compared to $0.03 and $0.63 for the same periods in 1995.

     The $621,000 third quarter increase in earnings resulted primarily from a $568,000 increase in noninterest income and a $162,000 decrease in noninterest expense, when compared with the same quarter in 1995. In the third quarter 1996, the Company recognized a $118,000 recovery on a previously charged-off commercial property, as compared to a $552,000 loss recognized in the same 1995 quarter that resulted from the sale and permanent write-down of securities.
The 10% increase in Net Interest Income before loan loss provision resulted as net interest earning assets increased $1.9 million between the quarters ended June 30, 1995 and 1996 and the average interest rate spread increased 0.50%.
Of this period increase in interest rate spread, 0.12% of the increase resulted from an adjustment to purchase loan discount. A 14% decrease in compensation expense resulted largely from the cost of the management recognition and retention plan (MRRP).

     The 59% increase in earnings for the nine months 1996, when compared to 1995, is largely the result of a 9% increase in net interest income before loan loss provision and a 9% decrease in noninterest expense. The increase in net interest income primarily reflects $1.2 million and 0.16% increases in net earning assets and interest rate spread, respectively. A previously recognized $377,000 loss on sale of FHA Title I Participation Certificates in 1996 and a $265,000 recovery in fiscal 1995 more than offset the third quarter 1996 increase in noninterest income. The decrease in noninterest expense for the nine months in fiscal 1996, as compared to the same period in 1995, included $185,000 and $120,000 decreases in compensation and advertising expenses, respectively, and a $121,000 improvement in earnings from real estate owned activities.




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     At June 30, 1996, the Company reported assets of $267.8 million, deposits of $193.1 million and equity capital of $34.4 million. Since September 30, 1995, loans receivable have decreased only $2.1 million after portfolio loan sales of $13.0 million. The Company also sold $9.6 million FHA Title I Participation Certificates in 1996. The Company has securities totaling $35.7 million available for sale at June 30, 1996, with a reported fair value less than the amortized cost by $386,000, net of related income tax effect.

     The Company's common stock is traded on the NASDAQ National Market System under the symbol "WBCI". As of June 30, 1996, the Company had 1,564,387 common shares outstanding. Selected consolidated financial statements follow.



                                     - 2 -


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                               WFS BANCORP, INC.

                          Consolidated Balance Sheets
                      June 30, 1996 and September 30, 1995
                                 (in thousands)


                                                           June 30, 1996                      September 30,
 Assets                                                     (Unaudited)                           1995
- -------------                                           --------------------              ---------------------
Cash and cash equivalents                                      $ 16,137                           $  7,472
Investment securities                                             3,886                              4,686
Investment securities available for sale                          1,494                              8,437
Stock in the FHLB, at cost                                        3,006                              2,866
Mortgage-backed and related securities                           30,020                             79,622
Mortgage-backed and related securities available for sale        34,223                             10,057
Loans receivable, net                                           173,665                            175,722
Mortgage loans available for sale, net                              406                                274
Real estate owned and in judgment, net                              219                                566
Premises and equipment, net                                       2,169                              2,304
Accrued interest receivable                                       1,704                              2,015
Income tax receivable                                                --                                 83
Other assets                                                        900                                865
                                                               --------                           --------
        Total Assets                                           $267,829                           $294,969
                                                               ========                           ========
    Liabilities & Stockholders' Equity
    ----------------------------------
Deposits                                                        193,140                            199,656
FHLB advances & other borrowings                                 37,478                             57,323
Advances from borrowers for taxes and insurance                   1,417                              2,845
Deferred income taxes                                                81                                229
Income tax payable                                                  101                                 --
Other liabilities                                                 1,207                              1,694
                                                               --------                           --------
        Total Liabilities                                       233,424                            261,747

    Stockholders' Equity
    --------------------
Preferred Stock, par value $0.01 per share
    Authorized:  1,000,000 shares
    Issued:  0 shares                                                --                                 --
Common Stock, par value 0.01 per share
    Authorized:  5,000,000 shares
    Issued: 1,661,178 shares as of June 30, 1996                     17                                 17
    1,657,871 shares as of September 30, 1995
Additional paid in capital                                       16,487                             16,258
Retained earnings - substantially restricted                     19,533                             18,505
Unrealized loss on securities available for sale                   (386)                               (63)
Unearned ESOP shares, 97,791 shares March 31, 1996;
    107,057 shares September 30, 1995                              (967)                            (1,071)
Unearned Compensation                                              (279)                              (424)
                                                               --------                           --------
    Total Stockholders' Equity                                   34,405                             33,222
    Total Liabilities & Stockholders' Equity                   $267,829                           $294,969
                                                               ========                           ========

                               WFS BANCORP, INC.

                          Consolidated Balance Sheets
                      June 30, 1996 and September 30, 1995
                                 (In thousands)
                                  (Unaudited)



                                                          Nine-Month Period Ended     Three-Month Period Ended
                                                                  June 30,                    June 30,
                                                        ---------------------------  ----------------------------
                                                             1996          1995          1996          1995
                                                        -------------  ------------- -------------  -------------
Interest income:
 Loans receivable                                            $11,079       $ 8,070         $3,655       $3,078
 Investment securities                                           685           825            244          389
 Dividends on stock in FHLB                                      140            98             50           37
 Mortgage-backed and related securities                        4,206         5,360          1,222        1,837
                                                             -------       -------         ------       ------
  Total Interest Income and dividends                         16,110        14,353          5,171        5,341

Interest expense:
 Deposits                                                      7,681         7,091          2,457        2,717
 Other borrowings                                              2,036         1,887            574          698
                                                             -------       -------         ------       ------
  Total interest expense                                       9,717         8,978          3,031        3,415

Net interest income                                            6,393         5,875          2,120        1,926

Provision for loan losses                                        115           189             25          126
 (reduction of allowance) charged (credited) to expense      -------       -------         ------       ------

Net interest income after provision for loan losses
 (reduction of allowance)                                      6,278         5,686          2,095        1,800
                                                             -------       -------         ------       ------
Other income:
 Fees and service charges                                        410           361            138          126
 Gain (loss) on sale of investment securities                   (433)          (38)             0          (38)
 Gain (loss) on sale of mortgage-backed related
 securities                                                       --          (514)             0         (514)
 Gain (loss) on sale of loans                                     35            25             12           27
 Other Income                                                    237           491            147          128
                                                             -------       -------         ------       ------
  Total other income                                             249           325            297         (271)
                                                             -------       -------         ------       ------
Other expenses:
 Compensation and employee benefits                            2,365         2,550            738          855
 Occupancy                                                       344           359            104          122
 Advertising                                                      77           197             13           44
 Federal insurance premiums                                      349           326            116          109
 Loss (gain) on real estate owned activities (net)               (92)           29              4          (33)
 Other expenses                                                1,032         1,009            309          349
                                                             -------       -------         ------       ------
  Total other expenses                                         4,075         4,470          1,284        1,446
                                                             -------       -------         ------       ------
Income before income taxes                                     2,452         1,541          1,108           83

Income tax expense                                               955           597            437           33
                                                             -------       -------         ------       ------
 Net income                                                  $ 1,497       $   944         $  671       $   50
                                                             =======       =======         ======       ======
 Net income per share                                        $  0.96       $  0.63         $ 0.43       $ 0.03
                                                             =======       =======         ======       ======